EXHIBIT 99(vi)

‘RELIABRAND® ANNOUNCES 2013 TELEVISION ADVERTISING CAMPAIGN FEATURING THE NEW ADIRI® NXGEN™ BABY BOTTLE’

2012-10-19 (ABC KIDS EXPO-Louisville, Kentucky) –ReliaBrand, Inc., (OTCBB:RLIA), announced today that the Company will be featuring its new Adiri® NxGen® baby bottles in a television advertising campaign in early 2013.  The announcement was made immediately following the Company’s official introduction of its new Adiri® NxGen® brand of baby bottles and infant feeding accessories to major retailers this past week at the ABC KIDS EXPO in Louisville, Kentucky.

“The television advertising campaign has been secured and in development since July of this year,” ReliaBrand CEO Antal Markus stated.  “We wanted to meet the retailers face to face at the ABC Expo before finalizing the 2013 launch date for the advertising campaign,” Markus continued.   “With the incredible response to our product from retailers at the ABC EXPO, the early 2013 launch date for the TV campaign became the obvious decision,” Markus concluded.

The television ad campaign will be executed utilizing a “direct response” format followed by a major retailer “in-store” launch.   Consumers will be able to purchase the new Adiri® NxGen® directly through the Company’s direct response fulfilment centers or through a very limited amount of select “pre-launch” retailers.  Once the Ad Campaign has concluded the Adiri® NxGen® will be made available to consumers through a broader network of retailers.  “The strategy of executing a direct response TV campaign followed by a major retail launch has been successfully employed by numerous top-selling brands,” noted ReliaBrand CEO Antal Markus. “It allows the company to deliver a highly aware consumer to its major retailer launch partners.”

ReliaBrand entered into an exclusive worldwide agreement with Ideal Marketing in July, 2012 to create, develop, fulfill and execute the Adiri® NxGen® direct response television campaign.  Ideal Marketing and its principals have been responsible for creating numerous successful direct response TV campaigns that have resulted in millions of dollars and unit sales of a variety of past products.   “From the first time we were approached by ReliaBrand, we have felt that the Adiri® NxGen® could be one of our most successful retail products to date,” exclaimed Ideal Marketing partner and executive spokesman Vince Kandis.  “We intend to hit this one right out of the park and create a campaign that complements and expresses the excitement and innovation the Adiri® bottle offers to its consumers,” Kandis promised.

 “Working through this television campaign process and strategy development with our Ideal Marketing partners has been a genuine pleasure,” ReliaBrand CEO Antal Markus stated.  “ReliaBrand is fortunate to have proven partners who are as passionate about our Adiri® brand as we are.   In early 2013, television viewers will be able to learn more about the Adiri® NxGen® infant feeding system as a result of our partnership with Ideal.  This is great news for our Company, our retail partners and for Moms seeking to discover the benefits the Adiri® NxGen® uniquely offers” Markus concluded.

About ReliaBrand and Adiri®      www.reliabrand.com

Located in Kelowna, B.C. Canada, ReliaBrand is a publicly traded company listed on the OTC Bulletin Board listed under the “RLIA” trading symbol.   ReliaBrand owns and manufactures the Adiri® brand of infant feeding products.  Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here and for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Jody Green at 310.552.5318.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.